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                            PERFORMANCE FUNDS TRUST

                                                                     Exhibit 15a

                                                                  March 25, 1997

Performance Funds Distributor, Inc.
125 West 55th Street
New York, NY 10019

Dear Sirs:

        Pursuant to Section 8 of the Rule 12b-1 Distribution Plan and Agreement dated September 11, 1992, between Performance Funds Trust (the "Trust") and Performance Funds Distributor, Inc. (the "Agreement"), the following Amendment is hereby effective immediately:

                   Performance Funds Trust is now located at
                               3435 Stelzer Road
                           Columbus, Ohio 43219; and

             Performance Funds Distributor, Inc. is now located at
                              125 West 55th Street
                               New York, NY 10019

        If the foregoing is acceptable and correctly sets forth the agreement between the Trust and Performance Funds Distributor, Inc., please so indicate by signing and returning this letter to the Company.


                                        Very truly yours,


                                        PERFORMANCE FUNDS TRUST



                                        By: /s/ Richard B. Ille
                                            ----------------------------
                                            Name: Richard Ille
                                            Title: Vice President


                                        PERFORMANCE FUNDS DISTRIBUTOR, INC.



                                        By: /s/ Bruce Treff
                                            ----------------------------
                                            Name: Bruce Treff
                                            Title: Assistant Secretary





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                           PERFORMANCE FUNDS TRUST

                             AMENDMENT TO BY-LAWS




    The undersigned, Assistant Secretary of Performance Funds Trust (the "Fund") does hereby certify that pursuant to Article XII of the By-Laws of the Fund, dated March 11, 1992, the following votes were duly adopted by a least a majority of the Trustees of the Fund at a meeting duly called and held on March 25, 1997:

VOTED: That Article II, Section 2 of the By-Laws shall be amended to read as follows:

         Section 2. The President, Treasurer and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person. Subject to the provisions of Section 12 hereof, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.


    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 25th day of March, 1997.









                                            -----------------------------------
                                            Bruce Treff
                                            Assistant Secretary